EXHIBIT 99.1

                              FORM 11-K

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

              ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                For the fiscal year ended December 26, 1993

                     Commission file number 1-2193



                     LOCKHEED SALARIED EMPLOYEE
                         SAVINGS PLAN PLUS
                      (Full title of the plan)


                     LOCKHEED CORPORATION
                 4500 Park Granada Boulevard
                 Calabasas, California 91399
              (Name and address of the issuer)



The financial statements listed in the accompanying index, together with the report thereon of Ernst & Young, independent auditors, are filed as part of this annual report under separate cover of Form SE. Filed as exhibits of this annual report are the consent of Ernst & Young, and certain unaudited performance information with respect to the Investment Funds in which the funds in Participants' Accounts may be invested.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Lockheed Salaried Employee Savings Plan Plus Committee has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   Lockheed Salaried Employee
                                       Savings Plan Plus

                              By:     /s/ W. E. SKOWRONSKI
                                   ----------------------------
                                   W. E. Skowronski, Chairman
                                   Lockheed Salaried Employee
                                   Savings Plan Plus Committee

Date: June 28, 1994